UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2009

SIMMONS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	333-124138	20-0646221
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Concourse Parkway, Suite 800 Atlanta, Georgia	30328-6188
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 770-512-7700

NA
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

Simmons Company (the “Company” or “Simmons”), Bedding Holdco Incorporated (f/k/a THL-SC Bedding Company), Simmons Bedding Company (“Simmons Bedding”) and their domestic subsidiaries have commenced the solicitation of votes in support of their pre-packaged plan of reorganization (the “Plan”) from Simmons Bedding’s senior bank lenders, holders of Simmons Bedding’s 7.875% senior subordinated notes and holders of Simmons’ 10% discount notes. The disclosure statement (the “Disclosure Statement”) relating to the Plan is attached hereto as Exhibit 99.1. A copy of the Plan is attached as Exhibit A to the Disclosure Statement. The press release announcing the commencement of the solicitation is also attached hereto as Exhibit 99.2.

This Current Report on Form 8-K is not a solicitation to accept or reject the proposed Plan or an offer to sell or a solicitation of an offer to buy any securities of Simmons, Bedding Holdco Incorporated, Simmons Bedding or their domestic subsidiaries. Any solicitation or offer to sell will be made pursuant to and in accordance with the Disclosure Statement and applicable law.

The information furnished on this Current Report on Form 8-K, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Disclosure Statement relating to the Joint Plan of Reorganization of Simmons Company, et al. under Chapter 11 of the Bankruptcy Code

99.2	Press release dated October 13, 2009

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Simmons has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SIMMONS COMPANY

By: /s/ William S. Creekmuir
William S. Creekmuir
Executive Vice President and
Chief Financial Officer

Date: October 13, 2009

EXHIBIT INDEX

Exhibit	Description
99.1	Disclosure Statement relating to the Joint Plan of Reorganization of Simmons Company, et al. under Chapter 11 of the Bankruptcy Code

99.2	Press release dated October 13, 2009